Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-2 of our report dated March 4, 2021, relating to the financial statement of Blackstone Private Credit Fund as of December 31, 2020. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

June 22, 2021